UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania		15642
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 7, 2018, the Compensation Committee of the Board of Directors of The ExOne Company (the “Company) adopted the 2018 annual incentive program (the “Program”). The Program has been structured under the Company’s 2013 Equity Incentive Plan (the “Plan”) and is part of a comprehensive annual incentive compensation program that will be implemented throughout the Company.

The Program provides an opportunity for performance-based compensation to senior executive officers of the Company (excluding the Executive Chairman) (each an “Executive”), among others. The target annual incentive award for each Executive is expressed as a percentage of base salary – 50% for the Chief Executive Officer and 35% for the other Executives. Achievement of the award will be conditioned on the Company meeting certain goals for 2018 relating to revenue growth, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) (as described below), total cash and restricted cash (net of any debt incurred) and stockholder value (collectively, the “Goals”). Adjusted EBITDA is defined as net income (loss), as calculated under accounting principles generally accepted in the United States, plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation, and other (income) expense – net. Added to adjusted EBITDA will also be certain qualifying research and development expenses, Program expenses and other costs.

An Executive will earn payment of the award based on achievement of the equally-weighted Goals, as then adjusted by a multiplier that could decrease or increase the award depending on the number of goals achieved. In no event may payment exceed 125% of the target annual incentive award for each Executive. The Compensation Committee retains negative discretion over final payment amounts.

Annual incentive compensation under the Program will be in the form of performance awards granted under the Plan, with final payment to be made to the Executives 100% in common stock based on the closing stock price of the Company on the date of payment. The performance period begins January 1, 2018 and ends on December 31, 2018, and continued employment through the payment date is required. The foregoing summary of the performance awards is not a complete description of all of the terms and conditions of such awards, and is qualified in its entirety by reference to the full text of any award agreements, the form of which will be filed by the Company with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company (Registrant)

February 13, 2018 (Date)	/s/ Loretta L. Benec Loretta L. Benec General Counsel & Corporate Secretary